                                              Registration No.
                                                               -------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   --------------

                                     FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   --------------

                              DRESSER INDUSTRIES, INC.
               (Exact name of Registrant as specified in its Charter)



                Delaware                              75-0813641
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                                2001 Ross Avenue
                               Dallas, Texas 75201
            (Address principal executive offices including zip code)

                                   --------------

       DRESSER INDUSTRIES, INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE
                                    DIRECTORS

                            (Full title of the plan)

                                   --------------

                                Rebecca R. Morris
                 Vice President-Corporate Counsel and Secretary
                            Dresser Industries, Inc.
                                2001 Ross Avenue
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 740-6000
          (Telephone number, including area code, of agent for service)

                                   --------------


-----------------------------------------------------------------------------------------------------------------------------------
   Title of securities to be registered     Amount to be    Proposed maximum offering    Proposed maximum aggregate     Amount of
                                           registered (2)      price per share (3)             offering price          registration
                                                                                                    (3)                  fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock ($.25 par value) (1)               1                  $30.5313                      $30.5313                 $.01
-----------------------------------------------------------------------------------------------------------------------------------


(1) This registration statement covers shares of Common Stock of Dresser Industries, Inc. which may be offered or sold pursuant to Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) This registration statement is also deemed, pursuant to Instruction E to Form S-8, to relate to 999,859 shares previously registered on Form S-8 (No. 2-81536) in connection with the Dresser Industries, Inc. Stock Purchase Plan, with respect to which a registration fee of $4,124.175 has been paid.
(3) Computed on the basis of the average of the high and low prices for Common Stock on September 21, 1998, which is used as the estimated offering price solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                                EXPLANATORY STATEMENT

A total of 2,000,000 shares of common stock of Dresser Industries, Inc. (the "Company") were registered by Registration Statement on Form S-8, file No. 2-81536, to be issued in connection with the Dresser Industries, Inc. Stock Purchase Plan (the "SPP"). On November 21, 1997, 25,501 shares were either newly registered or carried forward from other employee benefit plan registrations for the Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan"), Registration Statement No. 333-40829. Approximately one million (999,859) shares of common stock of the Company which were registered in connection with the SPP have not been issued under the SPP and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at answers no. 89 and 90 in Section G- Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), 999,859 shares are carried forward to, and deemed covered by, this Registration Statement on Form S-8 filed in connection with the Plan.

                                      PART II

Item 3.  Incorporation of Documents by Reference.

     The contents of the Company's previously filed Registration Statement on Form S-8, File No. 333-40829 covering shares of Dresser Industries, Inc. common stock, par value $.25, issuable under the Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, is hereby incorporated by reference herein.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 1998.

                                        DRESSER INDUSTRIES, INC.

                                   By:  /s/ KENNETH J. KOTARA
                                        --------------------------------------
                                        Kenneth J. Kotara,
                                        Controller



     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on September 22, 1998.


                SIGNATURE                                 TITLE
                ---------                                 -----
 *WILLIAM E. BRADFORD                     Chairman of the Board, Chief
 --------------------------------------   Executive Officer and Director
 (William E. Bradford, Director)          (Principal Executive Officer)

 *GEORGE H. JUETTEN                       Senior Vice President and Chief
 --------------------------------------   Financial Officer
 (George H. Juetten)                      (Principal Financial Officer)

 /s/KENNETH J. KOTARA                     Controller
 --------------------------------------   (Principal Accounting Officer)
 (Kenneth J. Kotara)

 *SAMUEL B. CASEY, JR                     *J. LANDIS MARTIN
 --------------------------------------   ------------------------------------
 (Samuel B. Casey, Jr., Director)         (J. Landis Martin, Director)

 *LAWRENCE S. EAGLEBURGER                 *LIONEL H. OLMER
 --------------------------------------   ------------------------------------
 (Lawrence S. Eagleburger, Director)      (Lionel H. Olmer, Director)

 *SYLVIA A. EARLE, PH.D.                  *JAY A. PRECOURT
 --------------------------------------   ------------------------------------
 (Sylvia A. Earle, Ph.D., Director)       (Jay A. Precourt, Director)

 *RAWLES FULGHAM                          *DONALD C. VAUGHN
 --------------------------------------   ------------------------------------
 (Rawles Fulgham, Director)               (Donald C. Vaughn, Director)

 *JOHN A. GAVIN                           *RICHARD W. VIESER
 --------------------------------------   ------------------------------------
 (John A. Gavin, Director)                (Richard W. Vieser, Director)

 *RAY L. HUNT
 --------------------------------------
 (Ray L. Hunt, Director)

 *By:/s/Alice (Ande) Hinds
     ----------------------------------
            Alice (Ande) Hinds
            (Attorney-In-Fact)


                                 INDEX TO EXHIBITS**
                                 -----------------

     4.1 Restated Certificate of Incorporation of Registrant and amendments thereto. (Incorporated by reference to Exhibit 3(i) to Registrant's Form 10-Q/A for the Quarter ended April 30, 1996).

     4.2 By-Laws, as amended of Registrant. (Incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended 1996).

     4.3 Rights Agreement dated August 16, 1990, between Registrant and Bank of New York as successor to Harris Trust Company of New York as Rights Agent. (Incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on August 30, 1990 as amended by Amendment No. 1 on Form 8 filed on October 3, 1990).

     4.4 Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors. (Incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8 File No. 333-40829).

*    23   Consent of PricewaterhouseCoopers LLP.

     24 Power of Attorney. (Incorporated by reference to Exhibit 24 to Registrant's Registration Statement on Form S-8 File No. 333-40829.

     24.1 Power of Attorney for George H. Juetten. (Incorporated by reference to
          Exhibit 24 to Registrant's Registration Statement on Form S-8 File No. 2-81536).

--------------------
*   Filed Herewith
** An opinion of counsel as to the legality of the securities being registered is not required since Company common stock issued pursuant to the Plan under this Registration Statement will be issued from treasury stock and not original issue securities. Neither an opinion of counsel as to compliance with the requirements of ERISA nor an Internal Revenue Service determination letter is required since the Plan is generally not subject to ERISA except for the enforcement and claims provisions thereof nor is it qualified under
    Section 401 of the Intenral Revenue Code.